Exhibit 10.23

CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENT:

This Contract of Lease (this “Contract”) is made and executed this ____day of _________ at Paranaque City, by and between:

ALLEGRO MICROSYSTEMS PHILS. REALTY, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal address at 4756 Sampaguita SL, Marimar Village, Brgy. Sun Valley, Paranaque City, represented by its Treasurer, Mr. Ronald B. Dela Rosa, hereinafter referred to as the LESSOR;

and

ALLEGRO MICROSYSTEMS PHILIPPINES, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal address at 4756 Sampaguita Street, Marimar Village, Brgy. Sun Valley, Paranaque City, represented herein by its Senior Director of Operations, Mr. Albert V. Rano, Jr., hereinafter referred to as the LESSEE;

WHEREAS, the LESSOR is the registered owner of a parcel of land, with an approximate area of Eleven Thousand Seven Hundred Seventy Three (11,773) sqm. more or less, situated at Paranaque City (hereinafter the “Leased Premises”).

WHEREAS, the LESSOR has offered for lease and the LESSEE desires to lease the Leased Premises;

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants contained herein, the LESSOR hereby leases upon the LESSEE the Leased Premises and the LESSEE hereby accepts the same, under the following terms and conditions:

1.

TERM OF LEASE. This lease shall be for a period of twenty (20) years commencing on 16 December 2017 to 15 December 15, 2037, renewable for another twenty (20) years by giving written notice to the LESSOR at least ninety (90) calendar days prior to the expiration of the original twenty year term, upon terms and conditions mutually agreed by the parties.

2.

RENTALS. The LESSOR shall pay quarterly rentals in the amount of Two Million Eight Hundred Twenty Five Thousand Five Hundred Twenty Pesos (P 2,825,520) payable in advance within five (5) days from the start of the quarter, exclusive of VAT. The annual rental shall be subject to escalation equivalent to one percent (1%) at the end of every five (5) years.

REAL ESTATE TAXES. All real estate taxes levied or assessed or those, which may thereafter be levied or assessed on the Leased Premises, including real estate taxes assessed on the improvements introduced by the LESSEE on the Leased Premises shall be for the account of the LESSEE for the duration of the lease.

4.

SECURITY DEPOSIT. Upon signing of this Contract and upon delivery of the LESSOR of the Leased Premises to the LESSEE, the LESSEE shall remit the sum of Nine Hundred Forty-One Thousand Eight Hundred Forty Pesos (P941,840.00) (the “Security Deposit”). The Security Deposit shall remain intact during the entire term of the lease and shall not be applied by the LESSOR as payment for rentals, but shall serve as security to answer for any unpaid utility bills, charges and other obligations due to the LESSOR under this Contract, and real property taxes due on the improvements introduced by the LESSEE, which are payable by the LESSEE at the termination or expiration of the Contract. The Security Deposit shall be refunded by the LESSOR and returned to the LESSEE, within thirty (30) days after the expiration or termination of this Contract and after presentation by the LESSEE to the LESSOR of proof that the former has paid all of its utility bills and real property taxes on improvements, if any, and provided that the LESSEE has vacated the Leased Premises.

5.

USE OF THE LEASED PREMISES/SUB-LEASE. The LESSEE shall use the Leased Premises for any lawful purpose. The LESSEE shall have the right to sub-lease all or any portion of the Leased Premises to any third party, upon written notice thereof to the LESSOR.

6.

ALTERATIONS/IMPROVEMENT. The LESSEE shall have the right to erect upon the Leased Premises a laboratory, warehouse, office building, and install such machinery, facilities and equipment as it may consider necessary for the operation of its business thereon, without the need of the consent of the LESSOR, provided that the improvements installed are necessary and appropriate for the use or purpose provided in paragraph 5 hereof.

Upon the expiration or termination of this Contract, permanent physical improvements introduced by the LESSEE on the Leased Premises during the te1m of this Contract which cannot be removed there from without damage to such improvements and to the Leased Premises, shall vest in and become the property of the LESSOR without obligation on the pmt of the LESSOR to refund its value or cost to the LESSEE.

7.

OPTION TO PURCHASE. Should the LESSOR decide to sell the Leased Premises, the LESSEE shall be granted the first option to purchase the Leased Premises at the same tem1s and conditions as offered by the LESSOR to a third party, and such option shall be exercisable by the LESSEE within sixty (60) days from receipt by the LESSEE of written notice of LESSOR’s intention to sell or transfer the Leased Premises. The LESSEE shall have the right to assign its option to purchase the Leased Premises to a qualified designee.

8.

SALE OR ENCUMBRANCE OF PREMISES. In the event of a sale, transfer, or mortgage or any encumbrance of the Leased Premises to any person other than the LESSEE, the LESSOR shall warrant and ensure that the purchaser, transferee, mortgagee or person in whose favor the encumbrance is constituted shall respect all the terms and conditions of this Contract including the provision for renewal thereof. To this end, the LESSOR shall cause the pertinent deed or agreement with such person to reflect this foregoing commitment.

9.	TERMINATION.

(a)	The LESSOR shall have the right to terminate this Contract upon a thirty (30) day prior written notice to the LESSEE in any of the following instances:

(i)	The LESSEE fails to pay rentals; or

(ii)

In the event of any violation by the LESSEE of the terms and conditions stipulated m this Contract and the LESSEE fails to rectify or remedy the default within sixty (60) days from its receipt of written demand from the LESSOR.

(b)

The LESSEE shall have the option to terminate this Contract upon a thirty (30) day written prior notice to the LESSOR in the event of any breach by the LESSOR of this Contract, and the LESSOR fails to certify or remedy such breach of default within sixty(60) days from its receipt of the written demand of LESSEE.

(c)

Should the LESSEE decide to pre-terminate this Contract without just cause, the LESSEE shall forfeit as liquidated damages in favor of the LESSOR the Security Deposit and LESSOR is without further recourse of any other remedy at law or in equity.

(d)	In the event or termination by the LESSOR of this Contract for causes under (a). The LESSEE shall forfeit the Security Deposit as liquidated damages in favor of the LESSOR.

10.

RETURN OF PREMISES. Upon the expiration or termination of this Contract, the LESSEE shall immediately vacate the Leased Premises and peacefully surrender complete possession thereof to the LESSOR, devoid of all occupants, articles and effects of any kind, in the same good and tenantable condition, and other than for such alterations. additions or improvements which pertain to the LESSOR in accordance with the provisions of Paragraph 6 hereof

11.

ENTIRE AGREEMENT. This Contract represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior expression of intent, representation or warranty with respect to this transaction. An instrument in writing signed by both parties may only modify this contract.

12.

ARBITRATION AND VENUE. The parties agree to settle any and all disputes by binding arbitration in accordance with the rules of the Philippine Dispute Resolution Center, Inc. In the event that the LESSOR or the LESSEE initiates arbitration proceedings, the venue for arbitration shall be Paranaque City, Philippines.

13.

SEVERABILITY. If any one or more of the provisions of this Contract is declared invalid or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions contained shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures on the date and place first above stated.

ALLEGRO MICROSYSTEMS PHILIPPINES REALTY, INC.	ALLEGRO MICROSYSTEMS PHILIPPINES, INC. (LESSEE)

By:		By:
	/s/ Albert V. Rano, Jr.		/s/ Ronald B. Dela Rosa
	ALBERT V. RANO, JR.		RONALD B. DELA ROSA
	Senior Director of Operations		Treasurer

Signed in the presence of:

/s/ Eula N. Del Rosario	/s/ Evelyn L. Dimaano
EULA N. DEL ROSARIO	EVELYN L. DIMAANO

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

PASAY CITY) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, this DEC 29 2017, personally appeared the following persons, each of whom exhibited his/her competent evidence of identity, to wit:

Name	Community Tax Cert. No.	Issue & Expiry Date
Albert B. Rano, Jr.	Passport 483816027	Feb. 2, 2012 to Feb 1, 2022
Ronald B. Dela Rosa	Passport # ECE4567783	July 7, 2015 to July 06, 2020

Known to me and to me known to be the same persons who executed the foregoing instrument, consisting of four (4) pages, including this page, and they acknowledged to me that the same is their free and voluntary act and deed as well as of the corporation represented herein.

WITNESS MY HAND AND SEAL on the date and at the place first above written.

NOTARY PUBLIC

[SEAL]

Doc. No.	51;
Page No.	11;
Book No.	II;
Series of 2017.